Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

ONDAS HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation of Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	350,000	0.52002	$182,007.00	(2)	.00011020	$20.06	(3)
Fees Previously Paid	Equity	Common Stock	457(c)	4,150,000	$0.48932	$2,030,678.00	(4)	.0000927	$188.24	(5)

Total Offering Amount						$2,212,685.00			$208.30
Total Fees Previously Paid									$188.24
Total Fees Offset									$0.00
New Fee Due									$20.06

(1)	Represents the estimated maximum number of shares of the common stock, par value $0.0001 per share, of Ondas Holdings Inc. (“Ondas”) to be issued in connection with the acquisition described herein. The estimated maximum number of Ondas shares of common stock, including common stock underlying options and warrants, to be issued in connection with the acquisition of Airobotics Ltd. (“Airobotics”) and registered pursuant to this Registration Statement on Form S-4 is 4,500,000 shares of common stock. Ondas previously registered 4,150,000 shares of common stock with its Registration Statement on Form S-4 (Reg. No. 333-267565) filed with the Securities and Exchange Commission on September 23, 2022 and is registering an additional 350,000 shares with this Amendment No. 2 to the Registration on Form S-4 (Reg. No. 333-267565).

(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (1) the product of (a) 1.779 New Israeli Shekels, which are referred to as “NIS”, or $0.52002 (based on the exchange rate reported by the Bank of Israel on November 16, 2022), the average of the high and low prices of ordinary shares of Airobotics, par value NIS 0.01, as reported on the Tel Aviv Stock Exchange on November 16, 2022, and (b) 350,000 shares of Ondas common stock, including shares underlying vested stock options and warrants. The registrant will file a Registration Statement on Form S-8 to register the shares underlying unvested options to be issued in exchange of unvested options to purchase Ondas shares of common stock.

(3)	Computed in accordance with Rules 457(c) and 457(f) under the Securities Act to be $20.06, which is equal to 0.00011020 multiplied by the proposed maximum aggregate offering price of $182,007.00.

(4)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (1) the product of (a) 1.695 New Israeli Shekels, which are referred to as “NIS”, or $0.48932 (based on the exchange rate reported by the Bank of Israel on September 21, 2022), the average of the high and low prices of ordinary shares of Airobotics, par value NIS 0.01, as reported on the Tel Aviv Stock Exchange on September 21, 2022, and (b) 4,150,000 shares of Ondas common stock, including shares underlying vested stock options and warrants. The registrant will file a Registration Statement on Form S-8 to register the shares underlying unvested options to be issued in exchange of unvested options to purchase Ondas shares of common stock.

(5)	Computed in accordance with Rules 457(c) and 457(f) under the Securities Act to be $188.24, which is equal to 0.0000927 multiplied by the proposed maximum aggregate offering price of $2,030,678.00.